                                                                    Exhibit 4.2


                            SENIOR SUBORDINATED GUARANTEE
                            -----------------------------


         For value received, each of Sun International Bahamas Limited,
Paradise Island Limited, Island Hotel Company Limited, Paradise Beach Inn Limited, Paradise Enterprises Limited, Paradise Acquisitions Limited, Sun International Management Limited, Sun Cove, Ltd., Resorts International Hotel, Inc. and GGRI, Inc. hereby irrevocably, unconditionally guarantees on a senior subordinated basis to the Holder of the Security upon which this Guarantee is endorsed the due and punctual payment, as set forth in the Indenture pursuant to which such Security and this Guarantee were issued, of the principal of, premium (if any) and interest on such Security when and as the same shall become due and payable for any reason according to the terms of such Security and Article XI of the Indenture. The Guarantee of the Security upon which this Guarantee is endorsed will not become effective until the Trustee signs the certificate of authentication on such Security.



                             SUN INTERNATIONAL BAHAMAS LIMITED
                             PARADISE ISLAND LIMITED
                             ISLAND HOTEL COMPANY LIMITED
                             PARADISE BEACH INN LIMITED
                             PARADISE ENTERPRISES LIMITED
                             PARADISE ACQUISITIONS LIMITED
                             SUN INTERNATIONAL MANAGEMENT LIMITED
                             SUN COVE, LTD.
                             RESORTS INTERNATIONAL HOTEL, INC.
                             GGRI, INC.


                             By:
                                  ------------------------------------
                                  Name:
                                  Title: